      As filed with the Securities and Exchange Commission on June 15, 2000
                                             Registration No. 333-69515

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PARK PLACE ENTERTAINMENT CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  88-0400631
               --------                                  ----------
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)


3930 Howard Hughes Parkway, Las Vegas, Nevada               89109
---------------------------------------------               -----
 (Address of Principal Executive Offices)                 (Zip Code)

                      PARK PLACE ENTERTAINMENT CORPORATION
                   1998 INDEPENDENT DIRECTOR STOCK OPTION PLAN
                             -----------------------

                                 Clive S. Cummis
                        Executive Vice President - Law &
                         Corporate Affairs and Secretary
                      Park Place Entertainment Corporation
                           3930 Howard Hughes Parkway
                             Las Vegas, Nevada 89109

                     (Name and address of agent for service)

                                 (702) 699-5000

          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Cynthia A. Rotell, Esq.
                                Latham & Watkins
                        633 West Fifth Street, Suite 4000
                          Los Angeles, California 90071
                                 (213) 485-1234
                                  -------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered           registered (1)        offering price per     aggregate offering      registration fee
                                                       share (2)                 price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, $0.01 par          535,000                $12.31                 $6,585,850             $1,738.66
         value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) The Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, as amended, (the "Plan") authorizes the issuance of a maximum of 600,000 shares of common stock ("Common Stock") of Park Place Entertainment Corporation, a Delaware corporation (the "Company"), plus reissuances of shares canceled under the Plan, and substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property, any reorganization or any partial or complete liquidation of the Company. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 13, 2000.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     Park Place Entertainment Corporation (the "Registrant"), files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 333-69515). The current registration of 535,000 shares of Common Stock will increase the number of shares registered for issuance under the Registrant's 1998 Independent Director Stock Option Plan to 600,000 shares.


ITEM 8.  EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number
-------

4.1 Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, as amended

4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-8 of the Registrant (No. 69507) filed with the Securities and Exchange Commission on December 22, 1998)

4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 of the Registrant (No. 69507) filed with the Securities and Exchange Commission on December 22, 1998)

5.1       Opinion of Clive S. Cummis

23.1      Consent of Clive S. Cummis (included as part of Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP

24 Powers of Attorney (included on the signature pages of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on this 15th day of June, 2000.

                                       PARK PLACE ENTERTAINMENT CORPORATION

                                       By: /s/ CLIVE S. CUMMIS
                                          ---------------------------------
                                          Clive S. Cummis
                                          Executive Vice President - Law &
                                          Corporate Affairs and Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Scott A. LaPorta and Clive S. Cummis, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities on this 15th day of June, 2000.

       SIGNATURE                                         TITLE
       ---------                                         -----

/s/ STEPHEN F. BOLLENBACH
------------------------------              Chairman of the Board of Directors
Stephen F. Bollenbach

/s/ BARBARA BELL COLEMAN
------------------------------              Director
Barbara Bell Coleman

/s/ A. STEVEN CROWN
------------------------------              Director
A. Steven Crown

/s/ CLIVE S. CUMMIS
------------------------------              Executive Vice President - Law &
Clive S. Cummis                             Corporate Affairs and Secretary and
                                            Director

/s/ ARTHUR M. GOLDBERG
------------------------------              President and Chief Executive
Arthur M. Goldberg                          Officer (Principal Executive
                                            Officer) and Director

/s/ BARRON HILTON
------------------------------              Director
Barron Hilton


/s/ ERIC M. HILTON
------------------------------              Director
Eric M. Hilton


/s/ Scott A. LaPorta
------------------------------              Executive Vice President and Chief
Scott A. LaPorta                            Financial Officer (Principal
                                            Financial and Accounting Officer)

/s/ J. KENNETH LOOLOIAN
------------------------------              Director
J. Kenneth Looloian

/s/ ROCCO J. MARANO
------------------------------              Director
Rocco J. Marano

/s/ GILBERT L. SHELTON
------------------------------              Director
Gilbert L. Shelton

/s/ GENERAL P.X. KELLEY
------------------------------              Director
General P.X. Kelley

                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
-------                    -----------

4.1 Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, as amended.

4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission on December 22, 1998).

4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission on December 22, 1998).

5.1       Opinion of Clive S. Cummis

23.1      Consent of Clive S. Cummis (included as part of Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP

24 Powers of Attorney (included on the signature pages of this Registration Statement)